Exhibit 99

BMC Software Announces Fiscal 2013 First Quarter Results

  Revenue for the quarter was flat as reported and up 2 percent on a constant currency basis;
  Key growth areas within the Company’s ESM business – including Cloud management and SaaS solutions – continue to show solid growth;
  BMC’s MSM business performed largely in line with the Company’s expectations during the quarter;
  Professional Services revenue rose 12 percent in the quarter as reported and 17 percent on a constant currency basis;
  Non-GAAP operating income for the quarter was $148 million versus $171 million in the first quarter of fiscal 2012;
  Non-GAAP net earnings and non-GAAP diluted EPS for the quarter were $106 million and $0.65 per share, respectively, compared with $129 million and $0.72 per share in the first quarter of fiscal 2012; and
  Cash flow from operations for the quarter was $220 million, in line with the Company’s expectations.

HOUSTON--(BUSINESS WIRE)--July 31, 2012--BMC Software (NASDAQ: BMC), the recognized global leader in enterprise IT management, today announced its fiscal 2013 first quarter results.

GAAP net earnings for the first quarter were $54 million, or $0.33 per diluted share, versus $96 million and $0.53 per diluted share in the prior year first quarter.

Non-GAAP net earnings for the quarter were $106 million, or $0.65 per diluted share, which reflects a non-GAAP effective tax rate for the quarter of 24 percent. Non-GAAP net earnings for the first quarter of fiscal 2012 were $129 million, or $0.72 per diluted share, which reflected a non-GAAP effective tax rate for the quarter of 23 percent. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“While the first quarter presented challenges, BMC’s technology and product leadership remains strong,” said Bob Beauchamp, BMC’s chairman and chief executive officer. “Demand for BMC’s products remains high, and our customer value proposition is very attractive to companies seeking competitive advantage and IT cost reduction. Our ESM sales force is gaining experience and tenure, and our MSM business continues to deliver on-target performance. The Company continues to generate strong cash flow, which ensures our balance sheet remains strong and provides us with the ability to return capital to shareholders at a healthy pace. We expect to deliver improved performance over the course of fiscal 2013.”

The Company posted the following key results for the first quarter of fiscal 2013:

  Cloud-related license bookings nearly doubled in the quarter compared to a year ago;
  BMC’s SaaS solutions added approximately 70 new customers in the quarter, with the number of active SaaS customers up approximately 225 percent versus the first quarter of fiscal 2012;
  During the quarter, BMC operated at planned total sales capacity, and attrition was significantly below the year-ago level and the current year plan;
  MSM’s non-GAAP operating margin improved 2 percentage points to 59 percent; and
  Services revenue delivered another quarter of solid double-digit revenue growth and the tenth quarter in a row of growth overall.

During the first quarter, BMC continued its stock repurchase activities, spending $150 million to repurchase 3.5 million shares. The Company had $700 million remaining in its current share repurchase program as of June 30, 2012.

“The Company’s fiscal year began in the midst of a very difficult environment,” said Steve Solcher, BMC’s chief financial officer. “Currency and continuing economic headwinds contributed directly to our mixed performance this quarter. That said, we believe that restoring normal sales productivity, particularly in our ESM business unit, will make a big difference in our results. High performance in this area is directly tied to tenure. BMC has significantly increased our sales capacity, and we are laser-focused on ensuring that those sales teams are fully trained and led by experienced sales managers. We expect this to have a beneficial impact over the course of the year.”

Fiscal 2013 Expectations

For fiscal 2013, BMC continues to expect non-GAAP diluted earnings per share in the range of $3.49 to $3.59 per share. At the midpoint, this would represent a 9 percent increase over fiscal 2012.

This range excludes an estimated $1.11 to $1.16 per share for non-GAAP adjustments, including expenses related to the amortization of intangible assets, stock-based compensation, severance, exit costs and related charges and proxy contest costs.

The assumptions underlying fiscal 2013 expectations have also been updated to reflect three factors: the impact of foreign currency exchange rates at today’s rates, economic uncertainty and BMC’s sales force transition. These assumptions include:

  Total bookings growth in the mid single digits, with growth on a constant currency basis in the mid to high single digits;
  ESM license bookings growth in the mid single digits, with growth on a constant currency basis in the high single digits;
  MSM total bookings decline in the low single digits, and flat to low single digits growth in constant currency with annualized bookings growth in the low double digits;
  Revenue growth in the mid single digits, with growth on a constant currency basis in the mid to high single digits;
  Non-GAAP operating margin slightly lower than the prior year;
  Other income at a loss of around $30 million;
  Weighted shares outstanding down mid single digits from the prior year; and
  A non-GAAP tax rate of 25 percent.

BMC expects full year fiscal 2013 cash flow from operations to be between $785 million and $835 million, which represents a 1 percent improvement over fiscal 2012 at the midpoint, including the adverse impact from foreign currency exchange rates.

Conference Call

A conference call to discuss fiscal 2013 first quarter results is scheduled for today, July 31, 2012 at 4:00 pm Central Time. Those interested in participating may call (719) 234-0008 and use the pass code BMC. To access a replay of the conference call that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the Company's website at investors.bmc.com. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release and the accompanying tables the following non-GAAP information: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with GAAP. These non-GAAP financial measures exclude share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items. Each of the non-GAAP adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the board of directors do not consider part of core operating results when assessing the performance of the organization. In addition, we have historically reported similar non-GAAP financial measures and we believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as share-based compensation expense; the amortization of intangible assets; severance, exit costs and related charges; proxy contest costs; as well as the related tax impacts of these items; and certain discrete tax items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

  Share-based compensation expense. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by GAAP for equity awards to employees and directors. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding expenses related to share-based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted.
  Amortization of intangible assets. Our non-GAAP financial measures exclude costs associated with the amortization of intangible assets. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding amortization of intangible assets, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Severance, exit costs and related charges. Our non-GAAP financial measures exclude severance, exit costs and related charges, and any subsequent changes in estimates, as they relate to our corporate restructuring and exit activities. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding severance, exit costs and related charges, in order to provide comparability and consistency with historical operating results.

  Proxy contest costs. During the first quarter of fiscal 2013, the Company became engaged in a proxy contest initiated by a shareholder of the Company. The Company incurred approximately $6 million in unplanned proxy contest expenses during the first quarter of fiscal 2013, consisting primarily of outside financial advisory, legal, solicitation and consulting fees. Management and the board of directors believe it is useful in evaluating corporate performance during a particular time period to review the supplemental non-GAAP financial measures, excluding such costs, in order to provide comparability and consistency with historical operating results.
  Certain discrete tax items. Our non-GAAP financial measures exclude net tax benefits of approximately $6 million for the quarter ended June 30, 2011, recorded in connection with tax authority settlements related to prior years’ tax matters. Management excludes the impact of these items in evaluating corporate performance. Therefore, we exclude these items when presenting non-GAAP financial measures.

In this press release we refer to certain bookings information. Bookings represent the transactional value of new contracts closed and recorded in our financial statements, including amounts recorded to both revenue and deferred revenue. We also refer to growth rates for revenue and bookings at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company’s business performance. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Business Runs on IT. IT Runs on BMC Software.

Business runs better when IT runs at its best. That's why more than 20,000 IT organizations – from the Global 100 to the smallest businesses – in over 120 countries rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. With the leading Business Service Management platform, Cloud Management, and the industry’s broadest choice of IT management solutions, BMC helps customers cut costs, reduce risk and achieve business objectives. For the four fiscal quarters ended June 30, 2012, BMC revenue was approximately $2.2 billion.

This news release and other related public statements we make contain both historical information and forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “intends,” “expects,” “estimates,” “guidance,” “outlook,” “view” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations and guidance for fiscal 2013 non-GAAP diluted earnings per share and cash flow from operations, including the underlying assumptions, as well as statements we make regarding our plans, objectives, strategies and expectations for future operations and results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets and market entrants utilizing alternative business models can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) our cash flow from operations could be affected by many factors, including, but not limited to, lengthening sales cycles, the size and timing of bookings, customer payment terms, the timing of collections, increased expenses, reduced net earnings and movement in foreign currency exchange rates; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenue, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to offset revenue shortfalls in the near-term is limited; 6) software product development is highly technical and inherently complex and delays in the timing and feasibility of product releases could have a material adverse effect on expectations and actual results for bookings, revenue, margins and cash flow from operations; 7) changes to our sales organization, including personnel and experience levels, compensation practices and organizational and process changes, may be disruptive and negatively impact our results of operations; 8) our expectations for revenue and earnings are based on assumptions of the percentage of license revenue which will be recognized upfront versus deferred and the percentage of customer renewals for maintenance contracts; if our actual results do not match our assumptions, our recognized revenue and resultant earnings could fall short of expectations; 9) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; 10) we conduct significant transactions in currencies other than the United States dollar and changes in the value of major foreign currencies relative to the U.S. dollar can significantly affect our reported revenue and operating results; 11) customers may not require, or may delay, additional capacity upgrades of our software, particularly our mainframe management software, due to the existence of sufficient hardware capacity, the uncertain timing of hardware upgrades or other reasons, and the timing of renewals of existing license agreements may be different than we expect; and 12) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These filings are available on our website at http://investors.bmc.com. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2012 BMC Software, Inc.

BMC SOFTWARE, INC.
STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

			Incr/(Decr)
	Quarter Ended June 30,		Percentage
	2011	2012	Change
Revenue:
License	$189.5	$171.6	(9.4)%
Maintenance	264.6	278.8	5.4%
Professional services	48.3	54.0	11.8%
Total revenue	502.4	504.4	0.4%

Operating expenses:
Cost of license revenue	38.3	39.2	2.3%
Cost of maintenance revenue	43.8	50.9	16.2%
Cost of professional services revenue	47.4	57.7	21.7%
Selling and marketing expenses	144.7	164.9	14.0%
Research and development expenses	44.7	42.2	(5.6)%
General and administrative expenses	58.6	63.0	7.5%
Amortization of intangible assets	9.8	12.6	28.6%
Total operating expenses	387.3	430.5	11.2%
Operating income	115.1	73.9	(35.8)%
Other loss, net	(1.6)	(8.2)	412.5%
Earnings before income taxes	113.5	65.7	(42.1)%
Provision for income taxes	17.8	11.6	(34.8)%
Net earnings	$95.7	$54.1	(43.5)%

Diluted earnings per share	$0.53	$0.33	(37.7)%

Shares used in computing diluted earnings per share	180.6	163.8	(9.3)%

BMC SOFTWARE, INC.
BALANCE SHEETS
(In millions)

	Unaudited				Unaudited
	June 30,	September 30,	December 31,	March 31,	June 30,
	2011	2011	2011	2012	2012

Current assets:
Cash and cash equivalents	$1,582.9	$1,459.7	$1,319.5	$1,496.9	$1,465.5	(a)
Short-term investments	31.9	30.9	37.1	86.1	138.1	(a)
Trade accounts receivable, net	176.2	219.6	239.4	296.7	192.1
Trade finance receivables, net	99.0	52.5	74.2	108.0	64.2
Other current assets	173.3	170.4	165.6	193.2	181.3
Total current assets	2,063.3	1,933.1	1,835.8	2,180.9	2,041.2

Property and equipment, net	90.9	86.3	84.4	87.8	88.0
Software development costs, net	201.9	214.1	230.2	244.7	255.2
Long-term investments	64.1	61.9	57.4	52.6	44.6	(a)
Long-term trade finance receivables, net	132.8	59.0	55.7	80.1	51.4
Goodwill and intangible assets, net	1,648.2	1,612.4	1,606.2	1,978.1	1,944.7
Other long-term assets	236.5	222.8	218.5	240.2	239.7
Total assets	$4,437.7	$4,189.6	$4,088.2	$4,864.4	$4,664.8

Current liabilities:
Trade accounts payable	$33.3	$32.1	$31.8	$31.5	$46.6
Finance payables	1.0	0.4	2.2	1.2	1.9
Accrued liabilities	204.0	256.6	248.5	321.4	221.8
Deferred revenue	1,065.8	990.5	1,001.9	1,059.5	1,060.6
Total current liabilities	1,304.1	1,279.6	1,284.4	1,413.6	1,330.9

Long-term deferred revenue	1,002.7	903.7	868.5	934.4	899.2
Long-term borrowings	333.9	336.9	325.4	821.6	823.3
Other long-term liabilities	163.3	146.2	144.6	249.0	247.6
Total long-term liabilities	1,499.9	1,386.8	1,338.5	2,005.0	1,970.1

Total stockholders' equity	1,633.7	1,523.2	1,465.3	1,445.8	1,363.8

Total liabilities and stockholders' equity	$4,437.7	$4,189.6	$4,088.2	$4,864.4	$4,664.8

(a) Total cash and investments	$1,678.9	$1,552.5	$1,414.0	$1,635.6	$1,648.2

BMC SOFTWARE, INC.
STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Quarter Ended June 30,
	2011	2012

Cash flows from operating activities:
Net earnings	$95.7	$54.1
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	53.5	57.9
Deferred income tax provision (benefit)	(3.2)	1.4
Share-based compensation expense	30.8	37.6
Loss (gain) on investments, net and other	(0.2)	0.7
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	111.1	103.4
Trade finance receivables	(7.7)	72.8
Prepaid and other current assets	4.0	10.0
Other long-term assets	3.3	3.1
Accrued and other current liabilities	(116.2)	(88.3)
Deferred revenue	109.8	(26.5)
Other long-term liabilities	(4.1)	(4.1)
Other operating assets and liabilities	(15.4)	(2.5)
Net cash provided by operating activities	261.4	219.6

Cash flows from investing activities:
Proceeds from maturities of investments	5.0	12.0
Proceeds from sales of investments	1.2	8.7
Purchases of investments	(6.7)	(65.8)
Cash paid for acquisitions, net of cash acquired, and other investments	(145.9)	(6.9)
Capitalization of software development costs	(28.8)	(32.0)
Purchases of property and equipment	(3.0)	(7.2)
Other investing activities	-	2.1
Net cash used in investing activities	(178.2)	(89.1)

Cash flows from financing activities:
Treasury stock acquired	(180.5)	(150.0)
Repurchases of stock to satisfy employee tax withholding obligations	(21.7)	(16.9)
Proceeds from stock options exercised and other	26.4	20.6
Excess tax benefit from share-based compensation expense	11.6	2.9
Repayments of borrowings and capital lease obligations	(2.6)	(2.6)
Net cash used in financing activities	(166.8)	(146.0)

Effect of exchange rate changes on cash and cash equivalents	5.6	(15.9)
Net change in cash and cash equivalents	(78.0)	(31.4)
Cash and cash equivalents, beginning of period	1,660.9	1,496.9
Cash and cash equivalents, end of period	$1,582.9	$1,465.5

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Quarter Ended June 30,
	2011	2012

GAAP operating expenses	$387.3	$430.5

Share-based compensation expense	(30.8)	(37.6)

Amortization of intangible assets	(22.5)	(24.9)

Severance, exit costs and related charges	(2.1)	(5.4)

Proxy contest costs	-	(6.2)

Non-GAAP operating expenses	$331.9	$356.4

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Quarter Ended June 30,
	2011	2012

GAAP operating income	$115.1	$73.9

Share-based compensation expense	30.8	37.6

Amortization of intangible assets	22.5	24.9

Severance, exit costs and related charges	2.1	5.4

Proxy contest costs	-	6.2

Non-GAAP operating income	$170.5	$148.0

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Quarter Ended June 30,			Quarter Ended June 30,			Quarter Ended June 30,
	2011	2012		2011	2012		2011	2012

GAAP revenue:	$502.4	$504.4	GAAP operating income:	$115.1	$73.9	GAAP operating margin:	23%	15%

			Share-based compensation expense	30.8	37.6

			Amortization of intangible assets	22.5	24.9

			Severance, exit costs and related charges	2.1	5.4

			Proxy contest costs	-	6.2

GAAP revenue:	$502.4	$504.4	Non-GAAP operating income:	$170.5	$148.0	Non-GAAP operating margin:	34%	29%

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Quarter Ended June 30,
	2011	2012

GAAP net earnings	$95.7	$54.1

Share-based compensation expense	30.8	37.6

Amortization of intangible assets	22.5	24.9

Severance, exit costs and related charges	2.1	5.4

Proxy contest costs	-	6.2

Subtotal pre-tax reconciling items	55.4	74.1

Tax effect of above pre-tax items	(15.6)	(22.3)

Impact of certain discrete tax items	(6.2)	-

Non-GAAP net earnings	$129.3	$105.9

BMC SOFTWARE, INC.
Table of Reconciliation from GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share
(Unaudited)

	Quarter Ended June 30,
	2011	2012

GAAP diluted earnings per share	$0.53	$0.33

Share-based compensation expense	0.17	0.23

Amortization of intangible assets	0.12	0.15

Severance, exit costs and related charges	0.01	0.03

Proxy contest costs	-	0.04

Subtotal pre-tax reconciling items	0.31	0.45

Tax effect of above pre-tax items	(0.09)	(0.14)

Impact of certain discrete tax items	(0.03)	-

Non-GAAP diluted earnings per share	$0.72	$0.65

Shares used in computing diluted earnings per share (in millions)	180.6	163.8

CONTACT:
BMC Software
Global Communications:
Jennifer Brenner, 713-918-2421
jennifer_brenner@bmc.com
or
Investor Relations:
Derrick Vializ, 713-918-1805
derrick_vializ@bmc.com